Exhibit 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed combined financial statements present the pro forma combined financial position and results of operations of the combined company based upon the historical statements of Tower Bancorp, Inc. (“Tower”) and First Chester County Corp. (“First Chester”), after giving effect to the merger and adjustments described in the accompanying footnotes. The acquisition by Tower of First Chester has been accounted for under the acquisition method of accounting under U.S. Generally Accepted Accounting Principles (“GAAP”). Under this method, First Chester’s assets and liabilities as of the date of the acquisition have been recorded at their respective fair values and added to those of Tower. Any differences between the purchase price for First Chester and the fair value of the identifiable net assets acquired have been recorded as goodwill. The goodwill resulting from the acquisition will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge will be made to earnings. Core deposit and other intangibles with definite useful lives recorded by Tower in connection with the acquisition will be amortized to expense over their estimated useful lives. The financial statements of Tower issued after the acquisition will reflect the results attributable to the acquired operations of First Chester since December 10, 2010, the date of completion of the acquisition. The merger has been effected by the issuance of shares of Tower common stock to First Chester shareholders. The unaudited pro forma combined financial information provides that each share of First Chester common stock is exchanged for 0.356 shares of Tower common stock, the adjusted exchange ratio based on the amount of First Chester Delinquent Loans (as defined in the merger agreement) calculated at November 30, 2010, the last business day of the month prior to the acquisition date of December 10, 2010. Former First Chester security holders own approximately 23.8% of the voting stock of the combined company after the merger.

The following unaudited pro forma combined consolidated balance sheet as of September 30, 2010 and unaudited pro forma combined consolidated statements of operations for the nine months ended September 30, 2010 and the year ended December 31, 2009 combine the historical financial statements of Tower and First Chester. The unaudited pro forma financial statements give effect to the merger as if it occurred on September 30, 2010 with respect to the balance sheet, and on January 1, 2010 and January 1, 2009 with respect to the statements of operations for the nine months ended September 30, 2010 and the year ended December 31, 2009, respectively. The unaudited pro forma financial statements were prepared with Tower treated as the acquirer and First Chester as the acquiree under the acquisition method of accounting. Accordingly, the consideration paid by Tower to complete the merger will be allocated to First Chester’s assets and liabilities based upon their fair values as of the date of completion of the merger. The recorded fair value adjustments made to the acquired assets and liabilities of First Chester are considered preliminary at this time and are subject to change as Tower finalizes its fair value determinations. There can be no assurance that the final determination will not result in material changes from the amounts presented in these pro forma financial statements. The pro forma calculations, shown below, include a closing share price of $22.14, which represents the closing price of Tower’s common stock on December 10, 2010.

Certain reclassification adjustments to pro forma financial statements were made to the pro forma financial statements to conform to Tower’s financial statement presentation.

Unaudited Combined Pro Forma Balance Sheets as of September 30, 2010

($ In Thousands, Except Per Share Data)

	Tower Bancorp, Inc.	First Chester County Corporation	Pro Forma Adjustments		Proforma Combined
Assets
Cash and due from banks	$28,434	$56,674	$—		$85,108
Federal funds sold	17,831	2,441	—		20,272

Cash and cash equivalents	46,265	59,115	—		105,380

Securities available for sale	145,428	46,414	—		191,842
Restricted investments	6,254	11,790	—		18,044
Loans held for sale	12,851	—	—		12,851
Loans, net of fair value adjustments	1,321,537	835,388	(78,292)		2,078,633
Allowance for possible loan losses	(12,717)	(22,101)	22,101	(6)	(12,717)

Loans, net	1,308,820	813,287	(56,191	)(5)(6)(7)	2,065,916
Premises and equipment, net of accumulated depreciation	29,006	18,761	5,825	(13)	53,592
Real estate owned other than premises	—	4,080	—		4,080
Accrued interest receivable	5,220	2,867	—		8,087
Deferred tax asset, net	1,488	1,182	15,678	(12)	18,348
Bank owned life insurance	37,906	1,526	—		39,432
Goodwill	11,935	—	6,762	(1)	18,697
Other intangible assets, net	2,871	—	4,929	(3)(14)	7,800
Other assets	10,248	15,633	(239	)(15)	25,642
Discontinued assets, at fair value
Mortgage loans and related derivative instruments	—	158,125	—		158,125
Other discontinued assets held for sale	549	3,640	—		4,189

Total Assets	$1,618,841	$1,136,420	$(23,236)		$2,732,025

Liabilities and Equity
Liabilities
Deposits:
Non-interest bearing	$125,174	$149,203	$—		$274,377
Interest bearing	1,230,543	821,050	4,363	(8)	2,055,956

Total deposits	1,355,717	970,253	4,363		2,330,333

Securities sold under agreements to repurchase	7,102	—	—		7,102
Borrowings	77,435	94,034	(30,516	)(7)(9)(10)	140,953
Federal funds purchased	—	—	—		—
Accrued interest payable	1,084	978	—		2,062
Other liabilities	11,709	10,943	7,493	(11)(15)(14)	30,145
Discontinued liabilities	—	4,690	—		4,690

Total liabilities	1,453,047	1,080,898	(18,660)		2,515,285

Equity
Capital stock	—	6,354	(6,354	)(1)(2)	—
Additional paid-in capital	173,175	23,801	25,978	(1)(2)	222,954
Accumulated (deficit) income	(4,431)	24,227	(24,227	)(2)	(4,431)
Accumulated other comprehensive income (loss)	1,143	415	(415	)(2)	1,143
Less: cost of treasury stock	(4,093)	(442)	442	(2)	(4,093)

Total stockholders’ equity	165,794	54,355	(4,576)		215,573
Non-controlling interest	—	1,167	—		1,167

Total equity	165,794	55,522	(4,576)		216,740

Total liabilities and equity	$1,618,841	$1,136,420	$(23,236)		$2,732,025

Unaudited Pro Forma Combined Statement of Operations For The Nine Months Ended September 30, 2010

($ In Thousands, Except Per Share Data)

	Tower Bancorp, Inc.	First Chester County Corporation	Pro Forma Adjustments		Proforma Combined
Interest Income
Loans, including fees	$51,632	$36,391	$418	(5)(6)(7)	$88,441
Securities	3,223	1,306	(446	)(4)(11)	4,083
Federal funds sold and other	98	233	—		331

Total interest income	54,953	37,930	(28)		92,855

Interest Expense
Deposits	13,645	7,869	(733	)(8)	20,781
Borrowings	2,985	4,150	(1,577	)(7)(9)(10)	5,558

Total interest expense	16,630	12,019	(2,310)		26,339

Net interest income	38,323	25,911	2,282		66,516

Provision for loan losses	4,950	767	—		5,717

Net interest income after provision for loan losses	33,373	25,144	2,282		60,799

Non-Interest Income
Service charges on deposit accounts	2,377	1,726	—		4,103
Other service charges, commissions and fees	1,788	2,928	—		4,716
Gain on sale of mortgage loans originated for sale	1,250	—	—		1,250
Gain on sale of other interest earnings assets	260	(9)	—		251
Income from bank owned life insurance	1,390	52	—		1,442
Other income	512	1,202	—		1,714

Total non-interest income	7,577	5,899	—		13,476

Non-Interest Expense
Salaries and employee benefits	15,996	10,581	—		26,577
Occupancy and equipment	5,236	4,014	93	(13)	9,343
Amortization of intangible assets	496	—	592	(3)	1,088
FDIC insurance premiums	1,500	1,938	—		3,438
Advertising and promotion	740	529	—		1,269
Data processing	1,894	1,681	—		3,575
Professional service fees	1,197	6,180	—		7,377
Impairment of fixed assets	920	—	—		920
Other operating expenses	4,436	4,000	—		8,436
Merger related expenses	304	894	(1,198	)(11)	—

Total non-interest expense	32,719	29,817	(513)		62,023

Income (loss) from continuing operations before taxes	8,231	1,226	2,795		12,252
Income taxes	2,647	582	978	(12)	4,207

Income (loss) from continuing operations	5,584	644	1,817		8,045

Net Income (Loss) per Common Share:
Net income (loss) per share from continuing operations (Basic)	$0.78	$0.11	$—		$0.86
Net income (loss) per share from continuing operations (Diluted)	$0.78	$0.11	$—		$0.86

Dividends declared	$0.84	$—	$—		$0.84

Weighted Average Common Shares Outstanding:
Basic	7,134,611	6,325,258	(4,073,466	)(1)	9,386,403
Diluted	7,137,508	6,325,258	(4,073,466	)(1)	9,389,300

Unaudited Pro Forma Combined Statement of Operations For The Year Ended December 31, 2009

($ In Thousands, Except Per Share Data)

	Tower Bancorp, Inc.	First Chester County Corporation	Pro Forma Adjustments		Proforma Combined
Interest Income
Loans, including fees	$54,304	$53,861	$557	(5)(6)(7)	$108,722
Securities	1,956	3,639	(595	)(4)(11)	5,000
Federal funds sold and other	123	54	—		177

Total interest income	56,383	57,554	(38)		113,899

Interest Expense
Deposits	17,963	12,734	(2,931	)(8)	27,766
Borrowings	2,465	6,647	(2,103	)(7)(9)(10)	7,009

Total interest expense	20,428	19,381	(5,034)		34,775

Net interest income	35,955	38,173	4,996		79,124

Provision for loan losses	5,216	33,919	—		39,135

Net interest income after provision for loan losses	30,739	4,254	4,996		39,989

Non-Interest Income
Service charges on deposit accounts	2,156	2,625	—		4,781
Other service charges, commissions and fees	2,131	3,881	—		6,012
Gain on sale of mortgage loans originated for sale	1,521	—	—		1,521
Gain on sale of other interest earnings assets	364	854	—		1,218
Income from bank owned life insurance	1,034	76	—		1,110
Other income	1,622	64	—		1,686

Total non-interest income	8,828	7,500	—		16,328

Non-Interest Expense
Salaries and employee benefits	15,841	20,828	—		36,669
Occupancy and equipment	5,479	5,280	124	(13)	10,883
Amortization of intangible assets	532	—	789	(3)	1,321
FDIC Insurance	1,747	2,439	—		4,186
Advertising and promotion	972	1,044	—		2,016
Data processing	2,050	1,820	—		3,870
Professional service fees	1,155	5,297	—		6,452
Other operating expenses	4,173	7,050	—		11,223
Merger related expenses	2,080	200	(2,280	)(11)	—

Total non-interest expense	34,029	43,958	(1,367)		76,620

Income (loss) from continuing operations before taxes	5,538	(32,204)	6,363		(20,303)
Income tax expense (benefit)	1,829	(511)	2,227	(12)	3,545

Income (loss) from continuing operations	3,709	(31,693)	4,136		(23,848)

Net Income (Loss) per Common Share:
Net income (loss) per share from continuing operations (Basic)	$0.72	$(5.05)	$—		$(3.23)
Net income (loss) per share from continuing operations (Diluted)	$0.72	$(5.05)	$—		$(3.23)

Dividends declared	$0.84	$0.44	$—		$0.84

Weighted Average Common Shares Outstanding:
Basic	5,156,078	6,281,304	(4,045,160	)(1)	7,392,222
Diluted	5,161,325	6,281,304	(4,050,407	)(1)	7,392,222

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1)	The acquisition has been effected by the issuance of shares of Tower common stock to First Chester’s shareholders. The exchange ratio is based on a pricing mechanism that adjusts based on the level of First Chester Delinquent Loans (as defined in the merger agreement as amended on October 28, 2010) at the last business day of the month prior to closing. The unaudited pro forma combined financial information assumes that each share of First Chester common stock is exchanged for 0.356 shares of Tower common stock based on the amount of First Chester Delinquent Loans as of November 30, 2010, the last business day of the month prior to the acquisition date of December 10, 2010. First Chester security holders own approximately 23.8% of the voting stock of the combined company after the acquisition. The shares of Tower common stock issued illustrated in this pro forma were assumed to be recorded at $22.14 per share, the closing sale price of Tower common stock on December 10, 2010.

The unaudited pro forma financial information has been prepared to include the estimated adjustments necessary to record the assets and liabilities of First Chester at their fair values and represents management’s best estimate based upon the information available at this time. The recorded fair value adjustments made to the acquired assets and liabilities of First Chester are considered preliminary at this time and are subject to change as Tower finalizes its fair value determinations. The unaudited pro forma combined financial statements for the acquisition are included only as of and for the nine months ended September 30, 2010 and the year ended December 31, 2009. The unaudited pro forma combined financial information presented herein does not necessarily provide an indication of the combined results of operations or the combined financial position that would have resulted had the consolidation actually been completed as of the assumed consummation date, nor is it indicative of the results of operations in future periods or the future financial position of the combined company.

The following table provides the calculation and allocation of the purchase price used in the pro forma financial statements and a reconcilement of pro forma shares to be outstanding:

Summary of Purchase Price Calculation and Goodwill Resulting from Merger

And Reconciliation of Pro Forma Shares Outstanding at September 30, 2010

($ in thousands except per share data)		September 30, 2010

Purchase Price Consideration - Common Stock
First Chester shares outstanding exchanged for stock	6,317,096
Exchange Ratio	0.356
Tower shares to be issued to First Chester shareholders	2,248,438
Purchase purchase price per Tower common share	$22.14
Purchase price assigned to shares exchanged for stock		$49,780
Purchase price assigned to Seller shares owned by Buyer

Net Assets Acquired:

First Chester shareholders’ equity	$54,356
First Chester goodwill and intangibles	—

Estimated adjustments to reflect assets acquired at fair value:
Investments	—
Loans	(52,292)
Allowance for loan losses	22,101
Other intangible assets	4,929
Premises & equipment, net	5,825
Deferred tax assets	15,678
Other asset write-off’s	(239)

Estimated adjustments to reflect liabilities acquired at fair value:
Time deposits	(4,363)
Borrowings	4,516
Other liabilities write-off’s	2,757
Tower transaction merger liabilities accrued at closing	(10,250)

		43,018

Goodwill resulting from merger		$6,762

Reconcilement of Pro Forma Shares Outstanding
First Chester shares outstanding	6,317,096
Exchange ratio	0.3560
Tower shares to be issued to First Chester	2,248,438
Tower shares outstanding	7,183,800
Pro Forma Tower shares outstanding	9,432,238
Pro-forma % ownership by First Chester	23.84%
Pro-forma % ownership by Tower	76.16%

2)	Adjustment to reflect the issuance of common shares of Tower common stock with no par value in connection with the merger and the adjustments to shareholders’ equity for the reclassification of First Chester historical equity accounts (common stock, accumulated other comprehensive income, cost of treasury stock, and earnings) into additional paid-in capital.

3)	Adjustment of $4.4 million to core deposit intangible to reflect the fair value of this asset and the related amortization adjustment based upon an expected life of ten years and using a sum of the years digits method. The amortization of the core deposit intangible is expected to increase pro forma pre-tax non-interest expense by $789 thousand in the first year following consummation.

4)	Since all investments were recorded as available for sale and at fair value no balance sheet adjustment is necessary. Statement of operation adjustments reflect amortization of the available for sale premium which will be prospectively amortized based upon an expected life of 5 years using a method that approximates the level yield method. This investment adjustment is expected to decrease pro forma pre-tax interest income by $211 thousand in the first year following consummation.

5)	Adjustment of $2.3 million, decreasing the balance of loans acquired to reflect fair values of loans based on current interest rates of similar loans, net of previous unamortized purchase adjustments. The adjustment will be recognized using the level yield amortization method based upon the expected life of the loans. This adjustment is expected to decrease pro forma pre-tax interest income by $1.8 million in the first year following consummation.

6)	Adjustments to reflect the fair value of loans include:

•	Adjustment of $22.1 million to reflect the removal of the allowance for loan losses in connection with applying acquisition accounting under ASC 805.

•

Adjustment of $28.0 million for loans within the scope of ASC 310-30. As result of a detailed analysis by management of all criticized loans, $71.8 million of loans were determined to be within the scope of and evaluated under ASC 310-30. This review considered payment history, relevant collateral values, debt service ratios and other factors to identify loans which evidenced deterioration of credit quality since origination and which management determined that it was probable, at acquisition, that the collection of all contractually required payments receivable would not be possible. The contractually required payments receivable related to ASC 310-30 loans is approximately $92.7 million with excepted cash flow to be collected of $55.7 million. The estimated fair value of such loans is $43.8 million, with a nonaccretable difference of $37.5 million and accretable yield of $11.4 million. The fair value of loans falling within the scope of ASC 310-30 was determined in accordance with guidelines of ASC 310. Fair value represents the calculated accretable yield (based on comparison of expected cash flows and contractual cash flows) deducted from the expected cash flows analysis. Assumptions utilized in the above calculations included an adjustment to collateral value after consideration of available appraisal documentation and the expected cash flows available for future reduction in debt payment.

•

Adjustment of $22.0 million for all remaining loans determined not to be within the scope of ASC 310-30. Loans which are not within the scope of ASC 310-30 totaled $737.6 million. The credit quality adjustment will be recognized using the effective yield method over the life of the loans. This adjustment is expected to increase pro forma pre-tax interest income by $3.8 million in the first year following completion of the acquisition. In determining the fair value of the loans which are not within the scope of ASC 310-30, the acquired loan portfolio was evaluated based on risk characteristics and other credit and market criteria to determine a credit quality adjustment to the fair value of the loan acquired. The acquired loan balance was reduced by the aggregate amount of the credit quality adjustment in determining the fair value of the loans.

7)	Adjustment of $26.0 million to eliminate an intercompany loan between Tower and First Chester. Under the terms of the loan agreement dated November 20, 2009, as amended on October 28, 2010, the loan amount of $26.0 million is due and payable on December 31, 2010 with an interest rate of 6.00%. This adjustment is expected to decrease pro forma pre-tax interest income and interest expense by $1.6 million.

8)	Adjustment of $4.4 million to reflect the fair values of interest-bearing time deposit liabilities based on current interest rates for similar instruments, net of previous unamortized balances. The adjustment will be recognized using a level yield amortization method based upon the maturities of the deposit liabilities. This adjustment is expected to decrease pro forma pre-tax interest expense by $3.0 million in the first year following consummation.

9)	Adjustment of $1.7 million to reflect fair values of long-term debt which consists primarily of FHLB advances at various terms and maturities, net of previous unamortized balances. The adjustment will be substantially recognized using a level yield amortization method based upon the maturities of the debt. This adjustment is expected to decrease pro forma pre-tax interest expense by $776 thousand in the first year following consummation.

10)	Adjustment of $6.2 million to reflect fair values of trust preferred securities. The adjustment will be substantially recognized using an amortization method that approximates the level yield method. This adjustment is expected to increase pro forma pre-tax interest expense by $254 thousand in the first year following consummation.

11)	Adjustment relates to recognition of estimated merger obligations and cost of $10.3 million recorded as a liability on the closing date. The adjustment to the statements of operations relates to the removal of direct incremental transaction costs recorded in the historical financial statements of both companies. The adjustment to the statements of operations relates to the removal of direct incremental transaction costs recorded in the historical financial statements of both companies. Interest income has been reduced for the cost to fund the after tax cash outlay (estimated at $10.3 million) related to these charges, which approximates $385 thousand annually following consummation assuming a 3.0% cost of funds.

12)	Adjustment to reflect the net deferred tax at a rate of 35% related to fair value adjustments on the balance sheet and a statutory tax rate of 35% for book tax expense. It is noted that a tax benefit was not taken for certain merger obligations and costs that were considered to be not tax deductable. Additionally, this amount contains a $7.5 million increase as a result of the release of the deferred tax asset valuation allowance that had been previously recorded by First Chester.

13)	Adjustment of $5.8 million to reflect increase in fair value for premises and equipment. The amortization of the fair value adjustment is presented over a 39 year period. The adjustment is expected to increase pro forma occupancy and equipment expense by $124 thousand in the first year of consummation.

14)	Adjustments related to premises lease contracts with contractual lease rates that differ from current market lease rates resulting in an intangible asset of $592 thousand and an intangible liability of $643. These items will be amortized over the life of the underlying leases and will result in a net reduction in occupancy expense of $24 thousand during the first year following consummation.

15)	Adjustments to reflect the write-off of assets and liabilities that have no fair value as a result of the application of the acquisition method of accounting. Other assets have been reduced by $239 thousand as a result of write-off’s of prepaid expenses and miscellaneous receivables that have no future realizability to Tower. Other liabilities have been reduced by $3.4 million as a result of the write-off of various accrued expenses that have been eliminated due the recognition of assets and liabilities at fair value. Examples of these accruals are an accrual for deferred gain related to a sale leaseback transaction, a straight-line lease liability, etc.